SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (312) 658-5000

     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2006, Strategic Hotel Funding, L.L.C. (“OpCo”), the operating company of Strategic Hotels & Resorts, Inc. (the “Company”) entered into the Revolving Loan Commitment Agreement (the “Additional Loan Agreement”) with Citicorp North America, Inc. (“Citicorp”). The Additional Loan Agreement adds Citicorp as a new lender and extends the line of credit from $125,000,000 to $150,000,000 under the existing terms and conditions of that certain bank credit agreement that OpCo entered into on November 9, 2005 with a group of lenders led by Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC. Pursuant to the Additional Loan Agreement, Citicorp received an upfront fee of 0.20% of the additional loan commitment amount of $25,000,000. The foregoing description is qualified in its entirety by reference to the Additional Loan Agreement, which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 which the Company intends to file in August 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Monte J. Huber
	Name:	Monte J. Huber
	Title:	Vice President and Controller

Date: May 31, 2006